Exhibit 10.3

CONTRIBUTION AGREEMENT
(Vero Beach Property)

                THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of July 30, 2004 by and between Acquiport/Amsdell I Limited Partnership (the “Operating Partnership”) and Amsdell Holdings I, Inc. (the “Contributor”).

                WHEREAS, in connection with the initial public offering (the “IPO”) of the common shares of U-Store-It Trust, a Maryland real estate investment trust (“USI”), USI, the Operating Partnership and their affiliates will complete a series of related corporate transactions (collectively with the IPO, the “IPO Transactions”);

                WHEREAS, in connection with the IPO Transactions, the Contributor desires to contribute to the Operating Partnership, and the Operating Partnership desires to acquire, all of Contributor’s right, title and interest in certain real estate property and related assets, in exchange for Class A units of limited partnership interest (“Units”) in the Operating Partnership, on the terms and subject to the conditions set forth herein; and

                WHEREAS, the Operating Partnership has agreed to assume certain liabilities and obligations in connection with the contribution hereunder, including certain mortgage indebtness encumbering said property in favor of The Huntington National Bank.

                NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Operating Partnership and the Contributor agree as follows:

ARTICLE I: CONTRIBUTION OF PROPERTY

               1.1       Contribution of the Property and the Assumed Liabilities.

                (a)      Subject to the terms and conditions hereof, the Contributor shall contribute or otherwise transfer to the Operating Partnership, and the Operating Partnership agrees to acquire and accept from the Contributor, at the Closing (as hereinafter defined), all of the Contributor’s right, title and interest in and to (i) that certain tract or parcel of land described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Contributor in and to adjacent streets, alleys or rights-of-way (herein referred to collectively as the “Land”), (ii) the buildings, structures, fixtures and other improvements on the Land (herein referred to collectively as the “Improvements”), (iii) the tangible and intangible personal property owned by the Contributor used or useful in connection with the Contributor’s businesses being carried out on the Land and the Improvements (the “Personal Property”), and (iv) each of the following: (A) each lease and other occupancy agreement for any portion of the Land or the Improvements (collectively, the “Leases”), including all deposits and escrows held in connection therewith, (B) each management agreement in effect for all or any portion of the

Land and Improvements (the “Management Contracts”), and (C) each other contract of the Contributor relating to the Property (the “Other Contracts”), in each case referred to in subsections (A) through (C), to be identified by the Operating Partnership with the assistance of the Contributor as of the Closing. All of the foregoing clauses (i) through (iv) above shall collectively shall be known as the “Property”).

                (b)      Subject to the terms and conditions hereof, at the Closing, the Operating Partnership shall assume and thereafter pay, honor, discharge and perform, in accordance with their respective terms, all of the liabilities and obligations of the Contributor or otherwise relating to the Property identified on Schedule 1 hereto (the “Assumed Liabilities”).

Without limiting the foregoing, the Contributor and the Operating Partnership hereby represent, warrant, acknowledge and agree that the Property shall be conveyed, transferred and assigned by the Contributor, and shall be acquired, accepted and held by the Operating Partnership, in each case, subject to the continuation of any and all statutory or common law consensual or nonconsensual mortgages, pledges, security interests, encumbrances, liens, rights of setoff, claims or charges of any kind, including, without limitation, the Loan and the Guaranty (as those terms are defined on Schedule 1).

                1.2      Contributor Exchange Amount.

                (a)      Units Delivered at Closing. Subject to the terms and conditions of this Agreement, in exchange for the contribution of the Property and for the assumption of the Assumed Liabilities, the Operating Partnership shall issue to the Contributor, and upon execution and delivery of the Limited Partner Acceptance (as defined below) by the Contributor, the Contributor shall receive, at the Closing, a number of Units (rounded to the nearest whole Unit) equal to the Contribution Unit Amount (as defined on Exhibit B), in a transaction intended to qualify for nonrecognition of gain to the Contributor pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”). The rights of holders of the Units as of the Closing will be set forth in the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, in substantially the form attached hereto as Exhibit C, with such changes as may be proposed by the Operating Partnership and not materially adversely affecting the Contributor (the “Partnership Agreement”). The Contributor acknowledges and agrees that, with respect to the Property, receipt of the Units in exchange for such Property shall constitute receipt of the fair value of the Contributor’s interest in such Property as of the Closing Date.

                (b)      Issuance of Units. At the Closing, the Operating Partnership shall issue the Units to the Contributor (as determined pursuant to Section 1.2(a) above). The name of the Contributor and the number of Units issued to the Contributor at the Closing shall be recorded in the books and records of the Operating Partnership.

                (c)      Admission as a Limited Partner. Upon execution and delivery of the Limited Partner Acceptance to the Partnership Agreement, attached hereto as Exhibit D (the “Limited Partner Acceptance”), by the Contributor at the Closing, and subject to the completion of the Closing, the Contributor shall be admitted to the Operating Partnership as a limited partner of the Operating Partnership and, as such, shall be subject to, and bound by, the Partnership Agreement, including the power of attorney granted therein and all the terms and conditions thereof.

ARTICLE II: REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONTRIBUTOR

                As a material inducement to the Operating Partnership to enter into this Agreement and to consummate the transactions contemplated hereby, the Contributor hereby makes to the Operating Partnership each of the representations, warranties and covenants set forth in this Article II. The representations and warranties set forth in this Article II are true and correct as of the date hereof.

                2.1      Title to the Property. Contributor owns the Property and, except as set forth below, at the Closing will own the Property free and clear of any claim, lien (including tax liens), option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever (collectively, “Encumbrances”), and has or will have at the Closing full power and authority to convey the Contributor’s interests in the Property, free and clear of any Encumbrances, upon delivery of a deed of conveyance (and other appropriate instruments of transfer) by the Contributor relating to the Property and receipt by it of the consideration for such Property as herein provided, and the Operating Partnership (or its designee) will acquire good and valid title thereto, free and clear of any Encumbrance, in each case, except (i) Encumbrances created in favor of the Operating Partnership by the transactions contemplated hereby, (ii) Encumbrances listed on Schedule 2 hereto, and (iii) the Assumed Liabilities (the foregoing clauses (i) through (iii) collectively shall be known as the “Permitted Encumbrances”).

                2.2      Organization and Standing. Contributor is a corporation duly organized, validly existing and in good standing under Ohio law, and has the full and unrestricted corporate power and authority to own, operate its assets, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The Contributor is duly qualified to conduct business as a foreign corporation where necessary and is in good standing in the states in which it is so qualified.

                2.3      Authority. Contributor has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Contributor pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, sell and deliver all of its interests in the Property to the Operating Partnership (or its designee) in accordance with this Agreement. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable in accordance with its respective terms.

                2.4      Litigation. There is no litigation or proceeding, either judicial or administrative, pending or, to Contributor’s knowledge, threatened, affecting all or any portion of the Property or the Contributor’s ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of the Property, which in any such case would impair the Contributor’s ability to enter into and perform all of the Contributor’s obligations under this Agreement.

                2.5      No Agreements to Sell. Except to the extent contemplated or referred to herein, Contributor is not currently a party to any agreement to sell, transfer or otherwise encumber or dispose of the Property.

                2.6      Status as a United States Person. Contributor represents and warrants that the Contributor is not a foreign person within the meaning of Section 1445 of the Code (“Section 1445”). Contributor’s U.S. social security number (in the case of an individual) or U.S. taxpayer identification number (in the case of an entity) that has previously been provided to the Operating Partnership is correct. Contributor’s home address (in the case of an individual) or office address (in the case of an entity) is that most recent address previously provided to the Operating Partnership. At the time of Closing, Contributor shall provide to the Operating Partnership a certificate of non-foreign status substantially in the form provided in Section 1.1445-5(b)(3)(D) of the Treasury regulations.

                2.7      No Insolvency Proceedings. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Contributor’s knowledge, threatened against the Contributor, nor are any such proceedings contemplated by the Contributor.

                2.8      No Brokers. Contributor represents that it has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Operating Partnership to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                2.9      Conditional Nature of Transaction. Contributor acknowledges and understands that it is a condition to the Operating Partnership’s obligations to close the transactions contemplated hereby that the other IPO Transactions shall have occurred (or are occurring simultaneously with the Closing), that the occurrence of any of the other IPO Transactions is wholly within the sole and absolute discretion of the Operating Partnership and its affiliates, and that the Contributor has no right to require any of the other IPO Transactions to occur, on any terms.

                2.10      Securities Law Matters; Transfer Restrictions.

                          (a)      Contributor acknowledges that the Operating Partnership intends the offer and issuance of the Units to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws by virtue of (i) the status of the Contributor as an “accredited investor” within the meaning of the federal securities laws, and (ii) Regulation D promulgated under Section 4(2) of the Securities Act (“Regulation D”), and that the Operating Partnership will rely in part upon the representations and warranties made by the Contributor in this Agreement in making the determination that the offer and issuance of the Units qualify for exemption under Rule 506 of Regulation D as an offer and sale only to “accredited investors.”

                          (b)      Contributor is an “accredited investor” within the meaning of the federal securities laws.

                          (c)      Contributor will acquire the Units for his or its own account and not with a view to, or for sale in connection with, any “distribution” thereof within the meaning of the Securities Act. Contributor does not intend or anticipate that the Contributor will rely on this investment as a principal source of income.

                          (d)      Contributor has sufficient knowledge and experience in financial, tax and business matters to enable him to evaluate the merits and risks of investment in the Units. Contributor has the ability to bear the economic risk of acquiring the Units. Contributor acknowledges that (i) the transactions contemplated by this Agreement involve complex tax consequences for the Contributor, and the Contributor is relying solely on the advice of the Contributor’s own tax advisors in evaluating such consequences, (ii) the Operating Partnership has not made (nor shall it be deemed to have made) any representations or warranties as to the tax consequences of such transaction to the Contributor, and (iii) references in this Agreement to the intended tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by Operating Partnership as to a particular tax effect that may be obtained by the Contributor. The Contributor remains solely responsible for all tax matters relating to the Contributor.

                          (e)      Contributor has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Units and any other information the Contributor has requested. The Contributor has had an opportunity to ask questions of, and receive information and answers from, the Operating Partnership and USI concerning the Operating Partnership, USI, the Units, the other IPO Transactions and the Common Shares into which the Units may be redeemed, and to assess and evaluate any information supplied to the Contributor by the Operating Partnership or USI, and all such questions have been answered, and all such information has been provided to the full satisfaction of the Contributor.

                          (f)      The Contributor acknowledges that the Contributor is aware that there are substantial restrictions on the transferability of the Units and that the Units will not be registered under the Securities Act or any state securities laws, and the Contributor has no right to require that they be so registered. Contributor agrees that any Units it acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws. Contributor acknowledges that the Contributor shall be responsible for compliance with all conditions on transfer imposed by any securities authority and for any expenses incurred by the Operating Partnership for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith.

                          (g)      Contributor understands that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the Units (including as to the Contribution Unit Amount or the value determined pursuant to Exhibit B)).

                          (h)      Contributor understands that there is no established public, private or other market for the Units acquired by the Contributor hereunder and it is not anticipated that there will be any public, private or other market for such Units in the foreseeable future.

                          (i)      Contributor understands that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of Units.

               2.11      Carrying On in the Ordinary Course of Business. From the date hereof to the Closing Date, the Contributor shall conduct its business in the ordinary course in all material respects, except that the Contributor may (a) take such actions and execute such documents as may be required to effectuate the IPO Transactions, and (b) effect distributions of cash to its equity holders.

               2.12      Reliance. Contributor acknowledges that it understands the meaning and legal consequences of the representations and warranties in this Article II, and that the Operating Partnership may rely upon such representations and warranties in determining whether to enter into this Agreement. Contributor agrees to indemnify, defend and hold harmless the Operating Partnership, USI, and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys’ fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any such representations or warranties.

ARTICLE III: CONDITIONS TO CLOSING

                3.1      Conditions to the Operating Partnership’s Obligation to Close. The obligation of the Operating Partnership to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the Operating Partnership):

                          (a)      Other IPO Transactions. The other IPO Transactions, in such form(s) as the Operating Partnership, in its sole and absolute discretion, shall have determined to be acceptable, shall have occurred (or are occurring simultaneously with the Closing).

                          (b)      Representations and Warranties. The representations and warranties made by the Contributor pursuant to this Agreement shall be true and correct in all material respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

                          (c)      Performance. The Contributor shall have performed and complied with all agreements and covenants that the Contributor is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

                          (d)      Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted by the Contributor.

                          (e)      Consents and Approvals. All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement, including, without limitation, consents of lenders, shall have been obtained.

                          (f)      Reliance on Regulation D. The Operating Partnership shall, based on advice of its counsel, be reasonably satisfied that there shall not be more than 35 “purchasers of securities” (as calculated pursuant to Rule 501 of Regulation D) at the Closing and that such issuance and the contemplated distribution of Units to the Contributor may be made without registration under the Securities Act in reliance upon Regulation D.

                3.2      Conditions to the Contributor’s Obligation to Close. The obligation of the Contributor to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by the Contributor):

                          (a)      Performance. The Operating Partnership shall have performed and complied with all agreements and covenants that it is required to perform or comply with pursuant to this Agreement prior to the Closing in all material respects.

                          (b)      Legal Proceedings. No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted by the Operating Partnership; provided, that the foregoing condition shall be deemed to have been satisfied if the Operating Partnership shall have agreed to fully indemnify the Contributor from any loss, liability, claim, damage or expense arising out of the Contributor’s proceeding to close under this Agreement in the face of any such action or proceeding.

                          (c)      Consents and Approvals. All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement, including, without limitation, consents of lenders, shall have been obtained; provided, that the foregoing condition shall be deemed to have been satisfied if the Operating Partnership shall have agreed to fully indemnify the Contributor from any loss, liability, claim, damage or expense arising out of the Contributor’s proceeding to close under this Agreement without having obtained a necessary consent.

                          (d)      Registration Rights Agreement. At or prior to the Closing, USI shall have entered into a registration rights agreement with the Contributor providing the Contributor with registration rights that either, at USI’s option, (i) register the issuance of USI common shares received upon redemption of the Units issued pursuant to this Agreement, or (ii) register the resale of USI common shares issuable upon redemption of the Units issued pursuant to this Agreement, such registration rights agreement to contain such other terms and conditions customary for a transaction of this type (the “Registration Rights Agreement”).

ARTICLE IV: CLOSING

                4.1      Closing. The closing hereunder (the “Closing”) shall occur, at the election of the Operating Partnership, (i) one business day prior to the closing of the IPO, (ii) concurrently with the closing of the IPO, or (iii) one business day following the closing of the IPO, which date the Operating Partnership shall designate in writing to the Contributor at least five business day prior to such date, at the same location as the closing of the IPO, provided that the conditions for the Closing as set forth in Article III hereof applicable to the transaction with the Contributor shall have occurred (or have been waived by the party that benefits from such conditions), and this Agreement shall not have been terminated pursuant to Article V hereof.

                4.2      Closing Deliveries by Contributor. At the Closing, the Contributor shall execute and deliver to the Operating Partnership the following:

                          (i)      a duly executed deed of conveyance, substantially in the form attached hereto as Exhibit E, modified as necessary to conform to local requirements, pursuant to which the Contributor shall grant and convey to the Operating Partnership (or its designee) the Contributor’s right, title and interests in the Land and Improvements, free and clear of Encumbrances, other than Permitted Encumbrances;

                          (ii)      a duly executed Bill of Sale and Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit F (“Assignment Agreement”), pursuant to which (a) the Contributor shall assign and convey to the Operating Partnership (or its designee) the Contributor’s right, title and interests in (i) the Personal Property, the Leases, the Management Contracts and the Other Contracts, free and clear of Encumbrances, other than the Permitted Encumbrances, and (b) the Operating Partnership shall assume the Assumed Liabilities;

                          (iii)      a Limited Partner Acceptance, substantially in the form attached hereto as Exhibit D, duly executed by the Contributor;

                          (iv)      such documents and certificates as the Operating Partnership may reasonably request (x) to establish the authority of the parties executing any documents in connection with the Closing, (y) to reflect the parties’ intentions regarding the transfer of the Property and assumption of the Assumed Liabilities, or (z) as may be reasonably required by the Operating Partnership’s title insurer in connection with the issuance of a title insurance policy for the Property; and

                          (v)      a non-foreign seller certification, substantially in the form attached hereto as Exhibit G, executed by the Contributor.

                4.3      Closing Deliveries by The Operating Partnership. At the Closing, the Operating Partnership shall execute and deliver to the Contributor the following:

                          (i)      a duly executed Assignment Agreement; and

                          (ii)      a duly executed Registration Rights Agreement.

ARTICLE V: TERMINATION

                5.1      Termination by the Operating Partnership. The Operating Partnership shall have the right to terminate this Agreement at any time following the occurrence of any of the following events:

                          (i)      the determination by the Operating Partnership, in its sole and absolute discretion, not to proceed with the IPO Transactions;

                          (ii)      the determination by the Operating Partnership, in its sole and absolute discretion, not to proceed with the transfer of the Property on the terms outlined herein;

                          (iii)      the determination that any representation or warranty of the Contributor contained herein is no longer true or correct, and that such representation or warranty cannot reasonably be expected to be true and correct at the Closing; or

                          (iv)      at any time on or after February 15, 2005, for any reason.

                5.2      Termination by Contributor. The Contributor shall have the right to terminate this Agreement at any time on or after February 15, 2005, for any reason.

                5.3      Effect of Termination. Upon the termination of this Agreement as to the Contributor pursuant to Section 5.1 or 5.2 hereof, neither the Operating Partnership nor the Contributor shall have any liability to the other in connection with the transactions contemplated hereby, or as a result of the termination of this Agreement; provided, that the foregoing shall not relieve the Operating Partnership or the Contributor of any liability as a result of a breach of any of the terms of this Agreement.

ARTICLE VI: MISCELLANEOUS

                6.1      Closing Expenses and Transfer Taxes. Except as otherwise specifically set forth in this Agreement, (a) the cost of the base title policy, endorsements, reinsurance or coinsurance, all recording costs, all escrow costs and other costs incurred in connection with the transactions contemplated by this Agreement shall be paid by the Operating Partnership, and (b) any and all transfer taxes and documentary stamp taxes incurred in connection with the contribution of the Property shall be paid by the Operating Partnership.

                6.2      Further Assurances. The Contributor shall execute and deliver to the Operating Partnership all such other and further instruments and documents and take or cause to be taken all such other and further actions as the Operating Partnership may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by the Operating Partnership to effect and evidence the conveyance of the Property in accordance with the terms of this Agreement.

                6.3      Amendment; Waiver. Any amendment hereto shall be effective only if signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

                6.4      Entire Agreement; Counterparts; Applicable Law. This Agreement shall (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.

                6.5      Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect. The Contributor may designate any other person or entity to receive the Units to be issued pursuant to this Agreement; provided, however, that upon any such designation, the designee shall make to the Operating Partnership each of the representations, warranties and covenants set forth in Section 2.10 hereof.

                6.6      Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the Operating Partnership to effect such replacement.

                6.7      Equitable Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Ohio (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

                6.8      Attorneys’ Fees. In connection with any litigation or a court proceeding arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees and legal assistants’ fees and costs whether incurred prior to trial, at trial, or on appeal.

                6.9      Survival. It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Contributor set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

THE OPERATING PARTNERSHIP:

Acquiport/Amsdell I Limited Partnership

By: Amsdell Partners, Inc., its general partner

By: /s/ Robert J. Amsdell
Name: Robert J. Amsdell
Title: President

CONTRIBUTOR:

Amsdell Holdings I, Inc.

By: /s/ Robert J. Amsdell
Name: Robert J. Amsdell
Title: President

Exhibit B

CONTRIBUTION UNIT AMOUNT

The “Contribution Unit Amount” shall be equal to the following:

(GPV — AL)
IPO Price

Where:

“GPV” shall mean gross property value, which shall be: $831,000

“AL” shall equal the aggregate amount of the obligations referred to in clause (1) of Schedule 1 to this Agreement (provided that such amount shall not exceed, in the aggregate, the amount of the Loan allocable to the Property), calculated as of the Closing.

“IPO Price” shall equal the issuance price per share of the common shares of U-Store-It Trust at the IPO.